UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-138107	205024859
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas,	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 353 4700

Church Barn, 3 Church Lane Barlby, Selby, England YO8 5JG
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 7 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and the “Company” mean Liberty Energy Corp., a Nevada corporation, unless otherwise indicated.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 30, 2010 we completed the acquisition of certain interests in oil and gas properties in Jackson County, Texas. The interests were assigned to us as follows:

  A 2% working interest in an 81.19 acre oil and gas property called the Ratliff property, acquired from Phoenix Oil & Gas LLC. The Ratliff property is not currently producing, and though it holds existing wells, those well require work-over to be put back into production;

  A 100% working interest in an approximately 58 acre, single producing Gas well, property called the Dahlstrom property, acquired from Trius Operations LLC; and

  A 100% working interest in 4 separate properties equalling approximately 850 acres of exploration property from Trius Energy LLC.

We acquired all of the above Texas properties for an aggregate of $125,000.

Also on March 30, 2010 we completed the acquisition of certain interests in oil and gas properties located in North Western Bulgaria from William C. Athens. The interests consist of 1/64th of 1% of a 100% overriding royalty. We acquired this interest through the payment of $100,000 and the agreement with Mr. Athens allows us to acquire additional interests in this property with our maximum being 1/16th of 1% of the 100% overriding royalty. In order to maximize our interest in this property, we are required to pay an additional $300,000.

Because we were a shell company before our acquisition of the above property interests, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage exploration stage company in the business of acquiring and exploring oil and gas properties. For further details on our business, please see the section entitled “Business” beginning on page 2.

BUSINESS

General Overview

We were incorporated under the laws of the State of Nevada on June 6, 2006 under the name “DMA Minerals Inc.” At inception, we were an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We carried out exploration on a mineral claim known as the TG Mineral Claim. The initial phase of exploration included detailed prospecting and mineralization mapping, followed by hand trenching to obtain clean, fresh samples. Based on the information available to us from our Phase I exploration program, we determined that the TG Mineral Claim did not, in all likelihood, contain a commercially viable mineral deposit, and we therefore abandoned any further exploration on the property.

As a result, we investigated several other business opportunities to enhance shareholder value, and focused on the oil and gas industry, specifically the acquisition of oil and natural gas assets both in Bulgaria and the United States.

Effective June 11, 2008, we effected a 25 for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 to 1,875,000,000 shares of common stock and out outstanding share capital increased from 2,400,000 shares of common stock to 60,000,000 shares of common stock.

Also effective June 11, 2008, we have changed our name from “DMA Minerals Inc.” to “Liberty Energy Corp.”. The change of name was approved by our directors and a majority of our shareholders.

In addition, effective June 11, 2008, as approved by our directors and a majority of our shareholders, we reduced our authorized capital from 1,875,000,000 shares of common stock to 150,000,000 shares of common stock.

On September 8, 2009, Daniel Martinez-Atkinson resigned as our President and Chief Executive Officer. Mr. Martinez-Atkinson remained as our Secretary, Treasurer, Chief Financial Officer and Director. Additionally, effective September 8, 2009, Ian A. Spowart was appointed as our President, Chief Executive Officer and Director.

On September 8, 2009, we sold 400,000 shares of our common stock ($0.001 par value) to Ian A. Spowart, our President, Chief Executive Officer and Director, for total consideration of $200,000 or $0.50 per share. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On September 8, 2009, Ian A. Spowart purchased 15,000,000 shares of our common stock, in a private transaction, from Daniel-Martinez Atkinson, an officer and director of the company, for $7,500 or $0.0005 per share. Pursuant to this transaction, Mr. Spowart now holds 15,400,000 shares of our company's common stock or 25.4% of our issued and outstanding shares of common stock.

On March 30, 2010 we completed the acquisition of certain interests in oil and gas properties in Jackson County, Texas. The interests were assigned to us as follows:

  A 2% working interest in an 81.19 acre oil and gas property called the Ratliff property, acquired from Phoenix Oil & Gas LLC. The Ratliff property is not currently producing, and though it holds existing wells, those well require work-over to be put back into production;

  A 100% working interest in an approximately 58 acre, single producing Gas well, property called the Dahlstrom property, acquired from Trius Operations LLC; and

  A 100% working interest in 4 separate properties equaling approximately 850 acres of exploration property from Trius Energy LLC.

We acquired all of the above Texas properties for an aggregate of $125,000.

Also on March 30, 2010 we completed the acquisition of certain interests in oil and gas properties located in North Western Bulgaria from William C. Athens. The interests consist of 1/64th of 1% of a 100% overriding royalty. We acquired this interest through the payment of $100,000 and the agreement with Mr. Athens allows us to acquire additional interests in this property with our maximum being 1/16th of 1% of the 100% overriding royalty. In order to maximize our interest in this property, we are required to pay an additional $300,000.

Business Subsequent to the Closing of the Acquisitions

We are an exploration stage company engaged in the acquisition, exploration, production and, if warranted, development of proven or prospective oil and gas properties. We intend to conduct exploration and development programs on our recently acquired properties.

Since we are an exploration stage company, there is no assurance that a commercially viable oil and gas reserve exists on any of our current and future properties, other than our one currently producing well, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, other than our one currently producing well, we do not know if an economically viable oil and gas reserve exist on any of our other properties and there is no assurance that we will discover one.

Our plan of operation is to conduct exploration work on each of our properties in order to ascertain whether any of them possesses commercially exploitable quantities of oil and gas reserves. There can be no assurance that such oil and gas reserves exist on any of our properties.

Even if we complete our proposed exploration programs on our properties and we are successful in identifying an oil and gas reserves, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable oil and gas reserve.

Bulgaria Project

Pursuant to a Purchase and Sales Agreement dated September 23, 2009, which closed on March 30, 2010, we completed the acquisition of certain interests in oil and gas properties located in North Western Bulgaria from William C. Athens. The interests consist of 1/64th of 1% of a 100% overriding royalty. We acquired this interest through the payment of $100,000 and the agreement with Mr. Athens allows us to acquire additional interests in this property with our maximum being 1/16th of 1% of the 100% overriding royalty. In order to maximize our interest in this property, we are required to pay an additional $300,000.

The interest is the A-Lovech exploration block in Bulgaria. Aforementioned payments and Assignments are able to be made in four separate $100,000 closings spaced roughly 30 days apart, from the date we signed the agreement. As at the date hereof we have made one payment totaling $100,000.

The A-Lovech exploration block covers 1,830 square miles or 1,171,200 acres. On the block, there was a primary well (Deventci-R1) drilled and logged in 2008. Total depth is 5,888 meters (19,313 ft.) in the Lower Triassic Alexandrovo formation. The well is on a geological feature known as the West Koynare structure, which covers around 15-20 sq km. The Deventci-R1 is the deepest well drilled in Bulgaria in the last 30 years and testing was planned in the Lower Jurassic sandstones of the Bachiishte and Ozirovo formations. During a 12-hour shut-in period, the indicated bottom hole pressure was about 11,500 psi. The well encountered gas saturated reservoirs in the Dolni Dabnik member of the Middle Triassic Doirentsi formation. Other potential reservoirs are in the Upper Triassic Rusinovdel and the Lower Jurassic Ozirovo formations. Casing was run to 5,876 meters (19,280 ft.).

As this overriding royalty interest is operated by DPE, we are currently uninvolved in any ongoing development operations or exploration of the block. That being said, our overriding royalty interest does entitle us to our royalty interest on all future revenues and reserves located on the block, at no further cost to our company. It is anticipated that the Deventci development will be tied into the Aglen field, 21km away. First sales are expected after the completion of the pipeline in 2011.

Initial results show that gas and natural gas condensate are of a very high quality with low sulphur content.

Upon completion of the transactions in the purchase and sale agreement, we plan to commence a thorough search and review of other assets in this part of Europe, with a view to engaging in similar low risk opportunities.

Texas Projects

On March 30, 2010 we completed the acquisition of certain interests in oil and gas properties in Jackson County, Texas. The interests were assigned to us as follows:

  A 2% working interest in an 81.19 acre oil and gas property called the Ratliff property, acquired from Phoenix Oil & Gas LLC. The Ratliff property is not currently producing, and though it holds existing wells, those well require work-over to be put back into production;

  A 100% working interest in an approximately 58 acre, single producing Gas well, property called the Dahlstrom property, acquired from Trius Operations LLC; and

  A 100% working interest in 4 separate properties equalling approximately 850 acres of exploration property from Trius Energy LLC.

We acquired all of the above Texas properties for an aggregate of $125,000.

Ratliff Property

The Ratliff lease in Jackson County, Texas currently has 4 wells on it, and also has spacing to drill another well. We will conduct geological studies to ascertain the risk and worth of such expenditure. We are also interested in the redevelopment of the four (4) existing wells, three (3) of them are expected to be viable for economic production of oil and gas, and the fourth (4th) is also permitted to facilitate a commercial disposal facility. This salt water disposal well could provide a significant monthly revenue stream from companies disposing of their salt water that their wells produce around us, plus in addition, gives us monthly oil revenue by "skimming" the oil from the salt water that we dispose. All four wells are expected to begin production following redevelopment work including tube-testing, sand-lock and additional perforation work.

Dahlstrom Property

The Dahlstrom lease in Jackson County, Texas has one existing well. This is a productive gas well, which we expect will provide us with small but sustainable quantities of natural gas sales. The lease does not currently have any further spacing for more wells to be drilled, but it holds the Master Meter where all wells in the area tie into (to sell their gas) which would give us possible revenue with future wells drilled and/or re-entered. We may also look to re-enter the current well, and perform workover operations, once it has been determined whether production could be reasonably increased, and a decent upside achieved.

Lockhart Northeast Project

Lockhart Northeast Project in Caldwell County, Texas (2 leases) consists of four (4) land tracts containing eight (8) wells, spread over roughly 848 acres. Five (5) of the wells are re-entry wells, and there are three (3) shut in wells. With the amount of acreage held, the operator has informed the company that we are able to space a further 282 new wells.

The following proposed plan of action is made based on a best efforts study of geological and production data that have been acquired, but do not represent a thorough study of the area by petroleum engineers, geologists, or geophysicist.

1.	Schedule an inspection on entire leased acreage; gather equipment list & survey;

2.	Carry out extensive geological study examining both risk and reward of proposed works;

3.	Increase operator bond to operate wells;

4.	Schedule swabbing to be performed on shut-in wells for oil production;

5.	Put AFE (Authorization For Expenditure) together for equipping/re-working for three (3) shut-in wells;

6.	Put AFE together for re-entering for five (5) wells;

7.	Perform complete evaluation on drilling program;

8.	Put AFE together for new well locations;

9.	Drill & Complete new wells; and

10.	Develop Field up to 282 newly drilled wells.

There are four (4) main geological pay zones in this area that our wells could produce from - the Serpentine, Dale Lime, Austin Chalk & Buda. That being said, new field discoveries are possible in the Buda, Serpentine and Dale Lime on these leases based on logged but undeveloped shows. We feel that these leases could potentially be extremely profitable, if we develop each lease and well correctly.

Presently, we feel that we may be able to get a considerable amount of (flush) production from the three (3) shut-in wells by swabbing each well a few times a month. This will enable us to use revenue to proceed with developing the field. With the application of acid/fracture jobs and/or far-out perforating (new completion technology) it is believed that we would be able to increase production and possibly access undeveloped reservoirs that could produce at significantly higher daily rates and overall total production.

Competition

We are an exploration stage company engaged in the business of oil and gas exploration. We compete with other exploration -stage companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas resource exploration companies. The presence of competing junior oil and gas exploration companies may impact on our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the properties under investigation and the price of the investment offered to investors.

We also compete for oil and gas properties of merit with other exploration-stage companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional oil and gas properties.

Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties.

This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Our oil and gas operations are subject to various United States and Bulgarian federal, state/provincial and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. We have entered into consulting agreements with our executive officers. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Associated With Our Business and the Oil and Gas Industry

We have had a history of losses and no revenue to date, which trend may continue and may negatively impact our ability to achieve our business objectives.

We have experienced net losses since inception, and expect to continue to incur substantial losses for the foreseeable future. To date, we have not generated any revenues from our operations. We will not be able to generate significant revenues in the immediate future and our management expects operating expenses to increase substantially over the next 12 months following the commencement of oil and gas exploration activities. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. Additionally, we may need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We are an exploration stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only begun engaging in the oil and gas exploration and development business and our company does not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Market conditions or operation impediments may hinder our access to oil and gas markets or delay our potential production.

The marketability of potential production from our properties depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, even if drilling results are positive in certain areas of our oil and gas properties, a new gathering system may need to be built to handle the potential volume of oil and gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Even if we are able to establish any oil or gas reserves on our properties, our ability to produce and market oil and gas is affected and also may be harmed by:

  inadequate pipeline transmission facilities or carrying capacity;

  government regulation of natural gas and oil production;

  government transportation, tax and energy policies;

  changes in supply and demand; and

  general economic conditions.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We currently have two executive officers upon whom our success largely depends. We do not maintain key person life insurance policies on our executive officers, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officers in a timely manner, or at all, on acceptable terms.

If we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our natural gas and oil properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

  the success of our planned projects in Texas and Bulgaria;

  success in locating and producing reserves; and

  prices of natural gas and oil.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavourable basis, which would have an adverse affect on our business, financial condition and results of operations.

If we obtain additional financing, our existing stockholders may suffer substantial dilution.

Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders.

We may not be able to determine reserve potential or identify liabilities associated with our properties in Texas and Bulgaria and/or other future properties. We may also not be able to obtain protection from vendors against possible liabilities, which could cause us to incur losses.

Although we have reviewed and evaluated our properties in Texas and Bulgaria in a manner consistent with industry practices, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a vendor may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.

However, such laws and regulations are frequently changed and any such changes may have material adverse effects on our activities. We are unable to predict the ultimate cost of compliance with such laws and regulations. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of oil and gas exploration and development is subject to substantial regulation under federal, state, local and foreign laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to our oil and gas properties and the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

To the extent that we establish oil and gas reserves, we will be required to replace, maintain or expand our oil and gas reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from oil and gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future oil and gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and gas or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

The oil and gas exploration and production industry is historically a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;

  economic conditions, including demand for petroleum-based products, in the United States and the rest of the world;

  actions by OPEC, the Organization of Petroleum Exporting Countries;

  political instability in the Middle East and other major oil and gas producing regions;

  governmental regulations, both domestic and foreign;

  domestic and foreign tax policy;

  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

  the price of foreign imports of oil and gas;

  the cost of exploring for, producing and delivering oil and gas;

  the discovery rate of new oil and gas reserves;

  the rate of decline of existing and new oil and gas reserves;

  available pipeline and other oil and gas transportation capacity;

  the ability of oil and gas companies to raise capital;

  the overall supply and demand for oil and gas; and

  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Exploratory drilling involves many risks that are outside our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, power outages, sour gas leakage, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests.

We may be unable to retain our leases or licenses and working interests in our leases or licenses, which would result in significant financial losses to our company.

Our properties are held under oil and gas leases or licenses. If we fail to meet the specific requirements of each lease or license, such lease or license may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease or license will be met. The termination or expiration of our leases or licenses will harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases or licenses and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties will harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

We intend to conduct exploration activities on our newly acquired properties over the next twelve months. We may also look to re-enter the current well on our Dahlstrom lease in Jackson County, Texas, and perform workover operations, once it has been determined whether production could be reasonably increased, and a decent upside achieved. We estimate our operating expenses and working capital requirements for the next twelve month period to be as follows:

Estimated Expenses For the Next Twelve Month Period

General, Administrative, and Corporate Expenses	$100,000
Operating Expenses	$250,000
Exploration	$1,500,000
Redevelopment	$1,000,000
Total	$2,850,000

At present, our cash requirements for the next 12 months outweigh the funds available to maintain or develop our properties. Of the $2,850,000 that we require for the next 12 months, we had $12,266 in cash as of January 31, 2010. In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering. We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations for the Fiscal Years ended July 31, 2009 and July 31, 2008

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended July 31, 2009 and 2008.

Our operating results for the years ended July 31, 2009 and 2008 are summarized as follows:

	Year Ended July 31
	2009	2008
Revenue	$-	$-
Expenses	$13,013	$17,113
Net Loss	$(13,013)	$(17,113)

Revenues

We have not earned any revenues since our inception to our year ended July 31, 2009. We have recently begun receiving revenue from our single producing gas well from our Dahlstrom lease in Jackson County. This is a productive gas well, which we expect will provide us with small but sustainable quantities of natural gas sales.

Expenses

Our expenses for the years ended July 31, 2009 and 2008 are outlined in the table below:

	Year Ended
	July 31
	2009	2008
Professional fees	$8,000	$7,196
General and Administrative Expenses	$5,013	$9,917

The decrease in expenses for the year ended July 31, 2009, compared to the same period in fiscal 2008, was mainly due to a decrease in general and administrative expenses.

Liquidity and Financial Condition

Our financial position as at July 31, 2009 and 2008 are as follows:

Working Capital
	As at	As at
	July 31, 2009	July 31, 2008
Current Assets	$21,000	$39,033
Current Liabilities	$80	$5,000
Working Capital (Deficiency)	$20,920	$34,033

Our working capital surplus decreased from $34,033 at July 31, 2008 to $20,920 at July 31, 2009 primarily as a result of decreases in cash and amount payable to a director.

Cash Flows
	Year Ended	Year Ended
	July 31, 2009	July 31, 2008
Net cash provided by (used in) Operating Activities	$(17,933)	$(14,113)
Net cash provided by (used in) Investing Activities	$-	$-
Net cash provided by (used in) Financing Activities	$-	$-
Increase (Decrease) in Cash during the Year	$(17,933)	$(14,113)
Cash, Beginning of Year	$39,033	$53,146
Cash, End of Year	$21,100	$39,033

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Results of Operations for the Three Month Periods Ended January 31, 2010 and January 31, 2009

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended January 31, 2010 and 2009.

Our operating results for the three months ended January 31, 2010 and 2009 are summarized as follows:

	Three Months Ended
	January 31
	2010	2009
Revenue	$-	$-
Expenses	$4,440	$2,320
Net Loss	$(4,440)	$(2,320)

Revenues

We have not earned any revenues since our inception to our quarter ended January 31, 2010. We have recently begun receiving revenue from our single producing gas well from our Dahlstrom lease in Jackson County. This is a productive gas well, which we expect will provide us with small but sustainable quantities of natural gas sales.

Expenses

Our expenses for the three months ended January 31, 2010 and 2009 are outlined in the table below:

	Three Months Ended
	January 31
	2010	2009
Professional fees	$3,185	$1,400
General and Administrative Expenses	$1,255	$920

The increase in expenses for the three months ended January 31, 2010, compared to the same period in fiscal 2009, was mainly due to increases in professional fees and general and administrative expenses.

Results of Operations for the Six Month Periods Ended January 31, 2010 and January 31, 2009

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended January 31, 2010 and 2009.

Our operating results for the six months ended January 31, 2010 and 2009 are summarized as follows:

	Six Months Ended
	January 31
	2010	2009
Revenue	$-	$-
Expenses	$8,754	$9,058
Net Loss	$(8,754)	$(9,058)

Revenues

We have not earned any revenues since our inception to our quarter ended January 31, 2010. We have recently begun receiving revenue from our single producing gas well from our Dahlstrom lease in Jackson County. This is a productive gas well, which we expect will provide us with small but sustainable quantities of natural gas sales.

Expenses

Our expenses for the six months ended January 31, 2010 and 2009 are outlined in the table below:

	Six Months Ended
	January 31
	2010	2009
Professional fees	$6,492	$5,200
General and Administrative Expenses	$2,262	$3,858

The decrease in expenses for the six months ended January 31, 2010, compared to the same period in fiscal 2009, was mainly due to a decrease in general and administrative expenses.

Liquidity and Capital Resources

Our financial position as at January 31, 2010 and 2009 are as follows:

Working Capital
	As at	As at
	January 31,	July 31, 2009
	2010
Current Assets	$12,266	$21,100
Current Liabilities	$325,000	$80
Working Capital (Deficiency)	$(312,734)	$21,020

Our working capital surplus decreased from $21,020 at July 31, 2009 to $(312,734) at January 31, 2010 primarily as a result of a decrease in cash and increases in accounts payable and loan payable to a related party. The increase in accounts payable is due to the remaining payments due to William C Athens under the Purchase and Sale Agreement for our Bulgaria Project.

Cash Flows
	Six Months	Six Months
	Ended	Ended
	January 31,	January 31,
	2010	2010
Net cash provided by (used in) Operating Activities	$291,166	$(9,058)
Net cash provided by (used in) Investing Activities	$(525,000)	$-
Net cash provided by (used in) Financing Activities	$225,000	$-
Increase (Decrease) in Cash during the Year	$(8,834)	$(9,058)
Cash, Beginning of Year	$21,100	$39,033
Cash, End of Year	$12,266	$29,975

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Future issuances of our equity or debt securities will be required in order for our company to continue to finance our operations and continue as a going concern. Our present revenues are insufficient to meet operating expenses.

The consolidated financial statements of our company have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred cumulative net losses of $53,734 since our inception and we require capital for our contemplated operational activities to take place. Our ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of our company's contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for our company to continue operations. The ability to successfully resolve these factors raise substantial doubt about our company's ability to continue as a going concern. The financial statements of our company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Critical Accounting Policies

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes. The Company has elected a July 31, year-end.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Liberty Energy Corp. Accordingly, no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

OIL AND GAS PROPERTIES

The Company follows the full-cost method of accounting for oil and natural gas properties. Under this method, all costs incurred in the exploration, acquisition, and development, including unproductive wells, are capitalized in separate cost centers for each country. Such capitalized costs include contract and concessions acquisition, geological, geophysical, and other exploration work, drilling, completing and equipping oil and gas wells, constructing production facilities and pipelines, and other related costs.

The capitalized costs of oil and gas properties in each cost center are amortized on a composite units of production method based on future gross revenues from proved reserves. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gain or loss is not recognized in income unless a significant portion of a cost center's reserves is involved. Capitalized costs associated with acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the lower of cost or fair value of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

Since the Company has not produced any oil or gas, a provision for depletion has not been made.

REVENUE AND COST RECOGNITION

The Company uses the sales method of accounting for natural gas and oil revenues. Under this method, revenues are recognized based on the actual volumes of gas and oil sold to purchasers. The volume sold may differ from the volumes to which the Company is entitled based on our interest in the properties. Costs associated with production are expensed in the period incurred.

INCOME TAXES

The Company accounts for its income taxes in accordance with ASC No. 740, "Income Taxes". Under Statement 740, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC No. 825-50-10-1, "Financial Instruments - Overall Disclosure", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

ADVERTISING

The Company will expense its advertising when incurred. There has been no advertising since inception.

PROPERTIES

Property held by us: As of the date of this current report on Form 8-K, we hold interests in properties located in Bulgaria and Texas. For detail descriptions of these properties, please see the section entitled “Business” above.

Our facilities: As of the date of this current report, our executive, administrative, and operating offices are located at Two Allen center, Suite 1600, 1200 Smith Street, Houston, Texas, 77002. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 16, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Ian Spowart President, Chief Executive Officer and Director 34 Hampton Road, Town Moor, Doncaster, UK, DN2 5DG,	15,400,000	25.50%
Daniel Martinez-Atkinson Secretary, Treasurer, Chief Financial Officer and Director 11a Western Terrace, The Park, Nottingham, UK, NG7 1AF	15,000,000	24.83%
Directors and Executive Officers as a Group(1)	30,400,000 common shares	50.33%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 16, 2010. As of April 16, 2010, there were 60,400,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ian Spowart	President, Chief Executive Officer and Director	44	September 8, 2009
Daniel Martinez-Atkinson	Secretary, Treasurer, Chief Financial Officer and Director	26	June 6, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Ian Spowart

Education

Business Management Studies (Bsc) Hons
Brunel University, West London
September 1989 - July 1991
Member of the Institute and Management (MInstLM)
Graduate Common Purpose Focus Programme
Graduate Regen School Apprenticeship in Regeneration
Graduate IDeA Leadership Challenge (IDeA)

Directorships

CHAIR - STADIUM MANAGEMENT COMPANY (KEEPMOAT STADIUM)
Feb 2006- Apr 2007

CHAIR - RACE COMMITTEE (DONCASTER RACECOURSE)
May 2001- Aug 2004

NON EXECUTIVE DIRECTOR - YORKSHIRE TOURIST BOARD
Dec 2002- Jan 2004

Employment

PROJECT MANAGER (LOCAL GOVERNMENT, YORKSHIRE, UK)

  Clean Coal Power Plant (Hatfield) - Local Government project leader of the world's first commercial-scale coal fired power generator with carbon capture as part of the (pound)1.3 billion Hatfield Power Park project.

  Rossington Coal Mine Project - Local Government project leader to negotiate the support and funding required to maintain this deep mine coal project Feb 2004 - Aug 2007

CONSULTANT/PROJECT MANAGER FOR A UK NATIONAL GOVERNMENT ECONOMIC DEVELOPMENT PROGRAMME

Consultant employed by the UK National Government to drive regional industrial growth. Oct 2007 - Mar 2008

FREELANCE CONSULTANT

Consulting for Oil and Gas Exploration and Development Companies. Assisting coordination for global operations, with key roles to drive the day to day management of the activities and maintenance on several oil and gas fields. Mar 2008 - Sep 2009

Daniel Martinez-Atkinson

Education

September 2006 – April 2010	ACA, Associate of Chartered Accountants ,

September 2005 – September 2006

MA CORPORATE STRATEGY AND GOVERNANCE, University of Nottingham Corporate strategy is concerned with how organizations develop, grow and restructure, usually as result of environmental changes. Corporate governance is closely liked as it is concerned with who controls a company, the relationship between owners and managers, who takes responsibility for decisions, and executive remuneration levels.

September 2002 – June 2005

BSC HONS OPERATIONS MANAGEMENT - First Class Modules focused on information systems, administrative theory, supply chain management, microeconomics, human resources management, finance, managerial accounting, policy, calculus, statistics, project management and management science.

Employment

December 2008 – April 2010

TAX CONSULTANT, EDF TAX LLP, NOTTINGHAM - A tax advisory firm, offering high level specialist tax strategies and advice. Assisting successful businesses and entrepreneurs maximise their tax efficiency by providing a personalised approach and tailored solutions, focused entirely upon the client's needs.

October 2006 – December 2008

ASSISTANT CONSULTANT, PRICEWATERHOUSECOOPERS, LEEDS - Undertook a business development role with entrepreneurs and private clients using his business and personal networks to develop new work and clients. Offering planning solutions to minimize client income tax liabilities. Prepared individual, trust and partnership tax returns of varying complexities. Assisted the Business Recovery and Insolvency team with the preparation of VAT returns and advising on the implications associated with administrations and insolvencies. Worked with Managers on planning, researching and tailoring tax advice to clients in other countries, co-ordinating with overseas networks to provide tailored solutions.

June 2005 – August 2005

PLACEMENT (ADMINISTRATIVE ASSISTANT), DAVID LLOYD NOTTINGHAM - Liaison with potential and existing customers in order to meet their individual membership requirements. Assisting with payroll, composing letters for CRB (police) checks and maintaining record systems. This experience really gave me an insight into the running of a business in a client-focused environment.

September 2004 – September 2005

CONSULTANCY PROJECT, LEW HOAD CAMPO DE TENIS, DISSERTATION - Objective was to create a recovery business plan to ensure that the Lew Hoad Campo de Tenis reaches as a minimum a level of financial break even. Involved in reviewing accounts, holding interviews, collating market data, analyzing results and putting justified recommendations forward to the club.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended July 31, 2009 and 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended July 31, 2009 and 2008, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award s ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Ian Spowart, President, Chief Executive Officer and Director(1)	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Daniel Martinez- Atkinson, Chief Financial Officer, Treasurer, Secretary and Director(2)	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Mr. Spowart was appointed as the President, Chief Executive Officer and a director of our company on September 8, 2009.

(2)

Mr. Martinez-Atkinson was appointed the President, Chief Executive Officer, Treasurer, Secretary and a director of our company on June 6, 2006. Mr. Martinez-Atkinson resigned as our President and Chief Executive Officer on September 8, 2009.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Our company has entered into Consulting Agreements with Daniel Martinez-Atkinson and Ian Spowart on an ongoing basis, dated the 12th day of February, 2010, and effective as of February 1, 2010, whereby the Company has agreed to retain Daniel Martinez-Atkinson to the position of Chief Financial Officer and Ian Spowart to the position of Chief Executive Officer of our company. The agreements may be terminated with 30 days notice. As compensation, the agreements provide for monthly payments of US$5,000 to Daniel Martinez-Atkinson and US$6,500 to Ian Spowart.

Outstanding Equity Awards at Fiscal Year-End

As at July 31, 2009, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended July 31, 2009.

Options Grants in the Year Ended July 31, 2009

During the year ended July 31, 2009, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended July 31, 2009 and Year End Option Values

There were no stock options exercised during the year ended July 31, 2009 and no stock options held by our executive officers at the end of the year ended July 31, 2009.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended July 31, 2009.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended July 31, 2009, we did not pay any compensation or grant any stock options to our directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On June 6, 2006, a total of 1,200,000 shares of common stock were issued to Daniel Martinez-Atkinson in exchange for $6,000 US, or $.005 per share. On June 11, 2008, our company effected a 25 for 1 forward stock split which resulted in Mr. Martinez-Atkinson holding 30,000,000 shares of our company's common stock.

Subsequent to July 31, 2009, on September 8, 2009, Ian A. Spowart purchased 15,000,000 shares of common stock, in a private transaction, from Daniel-Martinez Atkinson for $7,500 or $0.0005 per share. Also on September 8, 2009, we sold 400,000 shares of our common stock ($0.001 par value) to Ian A. Spowart for total consideration of $200,000 or $0.50 per share.

Corporate Governance

We currently act with two directors, consisting of Ian A. Spowart and Daniel Martinez-Atkinson. We have determined that we do not have a director that would be considered an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “LBYE.” The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
January 31, 2010	$N/A(2)	$N/A(2)
October 31, 2009	$N/A(2)	$N/A(2)
July 31, 2009	$N/A(2)	$N/A(2)
April 30, 2009	$N/A(2)	$N/A(2)
January 31, 2009	$N/A(2)	$N/A(2)
October 31, 2008	$N/A(2)	$N/A(2)
July 31, 2008	$N/A(2)	$N/A(2)
April 30, 2008	$N/A(2)	$N/A(2)
January 31, 2008	$N/A(2)	$N/A(2)

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2) No trades occurred during this period.

Our common shares are issued in registered form. Holladay Stock Transfer Inc., 2939 N. 67th Street, Scottsdale, AZ 85251 (Telephone: (480) 481-3940.; Facsimile: (480) 481-3941) is the registrar and transfer agent for our common shares.

On April 16, 2010, the shareholders' list showed 21 registered shareholders and 60,400,000 common shares outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities for the year ended July 31, 2009.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On June 6, 2006, a total of 1,200,000 shares of common stock were issued to Daniel Martinez-Atkinson in exchange for $6,000 US, or $.005 per share. On June 11, 2008, our company effected a 25 for 1 forward stock split which resulted in Mr. Martinez-Atkinson holding 30,000,000 shares of our company's common stock. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On September 8, 2009, we sold 400,000 shares of our common stock ($0.001 par value) to Ian A. Spowart, our President, Chief Executive Officer and Director, for total consideration of $200,000 or $0.50 per share. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of April 16, 2010, there were 60,400,000 shares of our common stock issued and outstanding that are held by 21 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLSOURE

None.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Our management has determined that, as of the closing of the property acquisitions above, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit	Description
Number

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on October 20, 2006).

3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on October 20, 2006).

3.3	Certificate of Change with respect to the forward stock split (incorporated by reference from our Current Report on Form 8-K filed on June 11, 2008).

Exhibit	Description
Number

3.4	Certificate of Amendment with respect to the change of name (incorporated by reference from our Current Report on Form 8-K filed on June 11, 2008).

3.5	Certificate of Change with respect to the reduction of authorized capital (incorporated by reference from our Current Report on Form 8-K filed on June 11, 2008).

(10)	Material Contracts

10.1	Consulting Agreement between our company and Daniel Martinez-Atkinson dated February 11, 2010. (incorporated by reference from our Current Report on Form 8-K filed on February 16, 2010).

10.2	Consulting Agreement between our company and Ian Spowart, dated February 11, 2010. (incorporated by reference from our Current Report on Form 8-K filed on February 16, 2010).

10.3	Assignment and Bill of Sale with Phoenix Oil & Gas LLC dated March 30, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 14, 2010).

10.4	Assignment and Bill of Sale with Trius Operations LLC dated March 30, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 14, 2010).

10.5	Assignment and Bill of Sale with Trius Energy LLC dated March 30, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 14, 2010).

10.6	Purchase and Sale Agreement with William C. Athens dated March 30, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 14, 2010).

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Ian A. Spowart
Ian A. Spowart
President, Chief Executive Officer and Director

Date: April 21, 2010